UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21853	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Boroline Road, Allendale, New Jersey    07401
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (201) 236-9311

Not applicable.
(Former name or former address, if changed since last report.)

Item 4. Change in Registrant’s Certifying Accountant

(a) Former Independent Accountant

Wiss & Company LLP audited our financial statements for our fiscal year ended June 30, 2003. Wiss & Company has been our principal independent accountant since about June 1998.

In 2003, Wiss & Company informed us that Wiss & Company decided to discontinue to provide audit services to publicly-held companies registered with the United States Securities and Exchange Commission and to exit the practice area.

We requested Wiss & Company to stand for re-election as our principal independent accountant and to continue to perform audit services for us in connection with our 2004 fiscal quarters until we had the opportunity to select and obtain new independent accountants in connection with our June 30, 2004 fiscal year end, and Wiss & Company agreed to do so.

On February 10, 2004, we engaged J.H. Cohn, LLP as our principal independent accountant, and the services of Wiss & Company as our principal independent accountant were concluded. The change in accountants was necessitated by the decision of Wiss & Company to exit the SEC practice area.

Wiss & Company’s report on our financial statements for the past two years, and subsequent quarterly periods through our fiscal quarter ended December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Wiss & Company, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Wiss & Company’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

(b) New Independent Accountant

On February 10, 2004, we engaged J.H. Cohn, LLP as our principal independent accountant. As described above, the change in accountants was necessitated by the decision of Wiss & Company to exit the SEC practice area.

Our Board of Directors, and our Audit Committee, approved the selection of J.H. Cohn, LLP as our principal independent accountant. We did not previously consult with J.H. Cohn, LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
16	Letter on change in certifying accountant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Dated: February 12, 2004	By: /s/ Michael W. Levin Michael W. Levin President